Exhibit 5.1

March 16, 2015

BorgWarner Inc.

3850 Hamlin Road

Auburn Hills, Michigan 48326

Re:     BorgWarner Inc.

           Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the issuance and sale by BorgWarner Inc., a Delaware corporation (the “Company”), of (i) $500,000,000 aggregate principal amount of its 3.375% Senior Notes due 2025 (the “2025 Notes”) and (ii) $500,000,000 aggregate principal amount of its 4.375% Senior Notes due 2045 (the “2045 Notes,” and together with the 2025 Notes, the “Notes”) pursuant to the Company’s Registration Statement on Form S-3, Registration No. 333-194224 (the “Registration Statement”), the Prospectus constituting a part thereof, dated February 28, 2014, relating to the offering from time to time of certain securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), the Prospectus Supplement, dated March 9, 2015, to the above-mentioned Prospectus relating to the Notes and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 promulgated under the Act (the Prospectus, dated February 28, 2014, and the Prospectus Supplement, dated March 9, 2015, being hereinafter referred to, collectively, as the “Prospectus”), and the Indenture, dated as of September 23, 1999, as supplemented by the Fourth Supplemental Indenture, dated as of March 16, 2015 (collectively, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor in interest to The Chase Manhattan Trust Company, National Association), as trustee (the “Trustee”). The Notes are to be issued in substantially the form filed as an exhibit to the Registration Statement (with the maturities, interest rates and other terms of the Notes appropriately inserted therein).

We have examined the Registration Statement, the Prospectus, the Indenture, the form of the Notes (with the maturities, interest rates and other terms inserted therein) and such other instruments, documents, certificates and records which we have deemed relevant and necessary

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed.

Based on such examination, we are of the opinion that, when the Notes have been duly executed and issued by the Company and authenticated by the Trustee pursuant to the Indenture, and delivered against payment as contemplated in the Prospectus, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing.

The foregoing opinion is given on the date hereof and is limited to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Sidley Austin LLP

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